Exhibit 23.1

January 13, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, dated January 13, 2022, of our report dated April 15, 2021 relating to SusGlobal Energy Corp. consolidated financial statements for the year ended December 31, 2020.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario, Canada